Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in the proxy statement/prospectus, which is a part of the Registration Statement on Form S-4 filed with the SEC on June 24, 2025 (the “Proxy Statement/Prospectus”).

Introduction

The following unaudited pro forma condensed combined financial information and accompanying notes are provided to aid you in your analysis of the financial aspects of the Business Combination, the financing transactions (described in the “Financing Transactions” section below), the “Financing Transactions,” and adjustments for other material events. These other material events are referred to herein as “Other Material Events” and the pro forma adjustments for the Other Material Events are referred to herein as “Adjustments for Other Material Events.” The following information is also relevant to understanding the unaudited pro forma condensed combined financial information contained herein:

●	On January 22, 2024, CSLM, Merger Sub, and Fusemachines entered into the Merger Agreement, which was subsequently amended in August 2024 (the First Amendment to the Merger Agreement) and February 2025 (the Second Amendment to Merger Agreement), collectively referred to herein as the Merger Agreement. Pursuant to the terms of the Merger Agreement:

●	Prior to the Closing Date, CSLM underwent the Domestication which involved CSLM merging with and into a newly formed Delaware corporation, CSLM Holdings, Inc or Pubco. Following this merger, CSLM ceased to exist and the newly formed Delaware corporation, Pubco, was the surviving entity.

●	Immediately prior to the effective time of the Domestication, every issued and outstanding CSLM Unit separated into each unit’s individual components of one Pubco Class A Ordinary Share, one-half of one Domesticated Pubco Warrant and one Domesticated Pubco Right, and all CSLM Units ceased to be outstanding and were automatically canceled, retired, and ceased to exist. In connection with the Domestication: (i) each then issued and outstanding CSLM Class A Ordinary Share was converted automatically into one share of common stock, par value $0.0001 per share, of Pubco, each a Pubco Common Share; (ii) each then issued and outstanding CSLM Class B Ordinary Share was converted automatically into one share of common stock, par value $0.0001 per share, of Pubco, each a Pubco Common Share; (iii) each then issued and outstanding CSLM Warrant was converted automatically into one warrant to acquire one share of common stock, par value $0.0001 per share, of Pubco, pursuant to the CSLM warrant agreement, each a Domesticated Pubco Warrant; and (iv) each then issued and outstanding CSLM Right was converted automatically into one right to acquire one-tenth (1/10) of one share of common stock, par value $0.0001 per share, of Pubco upon the Closing Date, pursuant to the terms of the CSLM rights agreement, each a Domesticated Pubco Right.

●	Following the Domestication, pursuant to the terms of the Merger Agreement, upon the consummation of the Business Combination on the Closing Date:

●	Merger Sub merged with and into Fusemachines, the separate corporate existence of Merger Sub ceased to exist and Fusemachines was the surviving company and a wholly owned subsidiary of Pubco. The stockholders of Fusemachines became stockholders of Pubco and Pubco changed its name to “Fusemachines Inc.” (such transaction, the “Business Combination,” and the post-Business Combination entity being referred to herein as “Fusemachines Pubco,” and the shares of Fusemachines Pubco Common stock being referred to herein as “Fusemachines Pubco Common Stock”).

●	Each issued and outstanding Pubco Common Share immediately prior to the Closing was converted into and became one newly issued common share of Fusemachines Pubco Common Stock. Each issued and outstanding Domesticated Pubco Right was converted into and became one right to acquire one-tenth (1/10) of one share of Fusemachines Pubco Common Stock and each issued and outstanding Domesticated Pubco Warrant was converted into and became exercisable for one share of Fusemachines Pubco Common Stock.

●	Each Fusemachines convertible note that was issued and outstanding immediately prior to the Closing was converted into Fusemachines Common Stock in accordance with the applicable convertible note agreement and immediately following such conversion such Fusemachines Common Stock was converted into Fusemachines Pubco Common Stock in accordance with the Conversion Ratio specified in the Merger Agreement.

●	Each share of Fusemachines preferred stock that was issued and outstanding immediately prior to the Closing was converted into Fusemachines Common Stock in accordance with the Fusemachines certificate of incorporation and immediately following such conversion such Fusemachines Common Stock was converted into Fusemachines Pubco Common Stock in accordance with the Conversion Ratio specified in the Merger Agreement.

●	Each share of Fusemachines preferred stock that was issued and outstanding immediately prior to the Closing was converted into Fusemachines Common Stock in accordance with the Fusemachines certificate of incorporation and immediately following such conversion such Fusemachines Common Stock was converted into Fusemachines Pubco Common Stock in accordance with the Conversion Ratio specified in the Merger Agreement.

●	Each share of Fusemachines Common Stock that was issued and outstanding immediately prior to the Closing was converted into the right to receive a number of shares of Fusemachines Pubco Common Stock in accordance with the Conversion Ratio specified in the Merger Agreement.

●	Each Fusemachines Option (whether vested or unvested) and warrant to purchase Fusemachines Common Stock that was outstanding as of immediately prior to the Closing was converted into an option or warrant to acquire the number of shares of Fusemachines Pubco Common Stock (rounded down to the nearest whole share), determined by multiplying the number of shares of Fusemachines Common Stock subject to such Fusemachines Option or warrant to purchase Fusemachines Common Stock as of immediately prior to the Closing by the Conversion Ratio.

●	The Merger Agreement also provides, among other things, that CSLM, the Chief Executive Officer of Fusemachines, and Fusemachines are entering into and delivering an agreement, pursuant to which the Chief Executive Officer of Fusemachines will be entitled to a transaction completion bonus on the Closing Date upon the terms set forth in the agreement. Specifically, the CEO would be eligible to receive a bonus equal to the lesser of (i) 20% of each dollar of Parent Closing Excess Cash in excess of $1,000,000, and (ii) $1.0 million (the “Transaction Bonus”). “Parent Closing Excess Cash” is defined as (i) the amount of cash available in the Trust Account immediately prior to the Effective Time, after deducting the Parent Redemption Amount, plus (ii) the proceeds of any equity investments or debt financing facilities received by CSLM prior to or substantially concurrently with the Closing, excluding the PIPE Investment Amount. As of the Closing Date, the balance remaining in the Trust Account to be released to Fusemachines Pubco did not result in Parent Closing Excess Cash exceeding $1,000,000. As such, no Transaction Bonus was paid to the Chief Executive Officer at Closing.

●	On February 4, 2025, CSLM entered into the Second Amendment to the Merger Agreement to (a) amend the definition of the “PIPE Investment Amount” to mean the sum of (i) $8,840,000, and (ii) the Contingent PIPE Investment Amount, if any; and (b) remove the fees incurred in connection with delivery of Fusemachines’ financial statements.

●	In connection with the Business Combination, CSLM entered into a Subscription Agreement in August 2024 to sell shares of Fusemachines Pubco Common Stock to the Sponsor at a price of $10.00 per share. Additionally, CSLM entered into a second Subscription Agreement with the Sponsor in August 2024, under which the Sponsor committed to invest up to an additional $3,000,000, subject to reduction based on Parent Closing Excess Cash, in exchange for shares of Fusemachines Pubco Common Stock at $10.00 per share.

On February 4, 2025, pursuant to the Second Amendment to the Merger Agreement, the Subscription Agreement was amended to revise the non-contingent portion of the PIPE investment to $8,840,000.

On the Closing Date, $8,840,000 in cash was received for the issuance of 884,000 shares of Fusemachines Pubco Common Stock. In addition, $3,000,000 in cash was received under the contingent PIPE investment, resulting in the issuance of an additional 300,000 shares of Fusemachines Pubco Common Stock. In total, $11,840,000 in cash was received and 1,184,000 shares of Fusemachines Pubco Common Stock were issued.

●	On February 4, 2025, the Second Amended and Restated Promissory Note between CSLM and the Sponsor was amended. Under the terms of the Third Amended and Restated Promissory Note, $1.5 million of the outstanding principal and its accrued and unpaid interest was converted into a number of shares of Fusemachines Pubco Common Stock on the Closing Date pursuant to the terms in the convertible note agreement. The remaining outstanding principal and its accrued and unpaid interest was repaid in cash on the Closing Date.

●	On May 23, 2025, the Third Amended and Restated Promissory Note between CSLM and the Sponsor was amended. Under the terms of the Fourth Amended and Restated Promissory Note, the maximum amount that can be borrowed was increased to $4 million.

●	In connection with the execution of the Merger Agreement, CSLM entered into the Sponsor Support Agreement, pursuant to which the Sponsor forfeited and surrendered to CSLM, 3,971,250 Private Placement Warrants on the Closing Date. The Private Placement Warrants were immediately canceled upon their forfeiture to CSLM on the Closing Date.

●	Immediately prior to the Closing of the Business Combination, Fusemachines issued 45,000 shares of Fusemachines Common Stock to a third-party service provider as settlement of amounts owed, which were converted into shares of Fusemachines Pubco Common Stock upon Closing. Pursuant to the First Amendment to the Merger Agreement, the calculation of the Aggregate Fully Diluted Company Common Stock will not include these 45,000 shares of Fusemachines Common Stock.

●	On November 28, 2023, CSLM, BTIG, and the Sponsor entered into the deferred underwriting fee waiver (the “Deferred Underwriting Fee Waiver”) pursuant to which, upon the condition that the Sponsor agrees to transfer 426,000 CSLM Class A Ordinary Shares to BTIG upon the Closing, BTIG agrees to permanently waive the deferred underwriting fee and any deferred underwriting commissions payable. Concurrently, on November 28, 2023, the Sponsor and BTIG entered into the share transfer agreement (the “Share Transfer Agreement”) pursuant to which the Sponsor agreed to transfer 426,000 CSLM Class A Ordinary Shares to BTIG upon the Closing.

●	On July 31, 2025, in connection with the Business Combination, CSLM, CSLM Holdings, Inc., and Fusemachines entered into a Forward Purchase Agreement (the “Forward Purchase Agreement”) with Meteora Capital Partners, LP (“MCP”), Meteora Select Trading Opportunities Master, LP (“MSTO”), and Meteora Strategic Capital, LLC (“MSC”) (collectively, the “Meteora Parties”).

In accordance with an October 22, 2025 pricing date notice issued under the terms of the Forward Purchase Agreement, the Meteora Parties retained 891,930 CSLM Class A Ordinary Shares. In consideration, CSLM provided the Meteora Parties a cash prepayment (the “Prepayment Amount”) equal to the product of (i) the 891,930 shares specified in the pricing date notice and (ii) the approximate per-share redemption price of $12.33, which corresponds to the amount payable to redeeming shareholders in connection with the Business Combination. CSLM funded the Prepayment Amount directly from the Trust Account on the Closing Date.

During the three-year term of the Forward Purchase Agreement, beginning on the Closing Date of the Business Combination, the Meteora Parties may sell the covered shares in the Forward Purchase Agreement on the open market. For each share sold, they will remit a termination price of $12.00 per share to CSLM. At the end of the Forward Purchase Agreement’s term, the Meteora Parties will retain any unsold shares and the Meteora Parties will pay CSLM a cash purchase price based on the volume-weighted average price of those retained shares.

●	Pursuant to the Forward Purchase Agreement, the Meteora Parties may elect to receive warrants (the “Shortfall Warrants”) exercisable for up to 3,000,000 shares, reduced by the number of shares specified in any pricing date notices. The Shortfall Warrants carry an exercise price equal to the termination price in the Forward Purchase Agreement of $12.00 per share and are exercisable for a period of three years from the closing of the Business Combination. As of the Closing Date, the Meteora Parties have requested 2,108,070 Shortfall Warrants, representing the difference between (i) the 3,000,000 share maximum and (ii) the 891,930 shares specified in the initial pricing date notice.

The table below presents the exchange of Fusemachines Common Stock for Fusemachines Pubco Common Stock that occurred upon the consummation of the Business Combination.

	Actual Redemptions
	Fusemachines shares outstanding as of September 30, 2025 (Historical)	Conversion of Fusemachines preferred stock into Fusemachines Common Stock	Conversion of convertible notes into Fusemachines Common Stock	Shares issued to Fusemachines vendor for settlement of outstanding vendor invoices	Exercise of Fusemachines stock options for Fusemachines Common Stock	Fusemachines Common Stock assumed outstanding prior to Closing
Series Seed-1, par value $0.00001 per share	2,013,724	(2,013,724)	-	-	-	-
Series Seed-2, par value $0.00001 per share	1,402,606	(1,402,606)	-	-	-	-
Series Seed-3, par value $0.00001 per share	2,681,851	(2,681,851)	-	-	-	-
Series Seed-4, par value $0.00001 per share	2,945,053	(2,945,053)	-	-	-	-
Common Stock, par value $0.00001 per share	12,062,805	9,043,234	8,048,770	45,000		29,199,809
Total	21,106,039	-	8,048,770	45,000	-	29,199,809
Fusemachines Common Stock assumed outstanding immediately prior to Closing						29,199,809
Assumed Conversion Ratio						0.6580
Estimated shares of Fusemachines Pubco Common Stock issued to Fusemachines stockholders upon Closing						19,214,201

The following transactions have been included as Financing Transactions and Other Material Events in accordance with Regulation S-X 210.11-01(a)(8):

Financing Transactions

●	In connection with the Business Combination, CSLM entered into a Subscription Agreement in August 2024 to sell shares of Fusemachines Pubco Common Stock to the Sponsor at a price of $10.00 per share. Additionally, CSLM entered into a second Subscription Agreement with the Sponsor in August 2024, under which the Sponsor committed to invest up to an additional $3,000,000, subject to reduction based on Parent Closing Excess Cash, in exchange for shares of Fusemachines Pubco Common Stock at $10.00 per share.

On February 4, 2025, pursuant to the Second Amendment to the Merger Agreement, the Subscription Agreement was amended to revise the non-contingent portion of the PIPE investment to $8,840,000.

On the Closing Date, $8,840,000 in cash was received for the issuance of 884,000 shares of Fusemachines Pubco Common Stock. In addition, $3,000,000 in cash was received under the contingent PIPE investment, resulting in the issuance of an additional 300,000 shares of Fusemachines Pubco Common Stock. In total, $11,840,000 in cash was received and 1,184,000 shares of Fusemachines Pubco Common Stock were issued.

●	Subsequent to September 30, 2025 and prior to the Closing Date, CSLM borrowed an additional $60 thousand of principal on the Fourth Amended and Restated Promissory Note with the Sponsor. CSLM incurred interest expense on the Fourth Amended and Restated Promissory Note in the amount of approximately $11 thousand from October 1, 2025 through the Closing Date.

●	Subsequent to September 30, 2025, Fusemachines incurred interest expense on certain convertible notes held at amortized cost issued in April 2024, June 2024, September 2024, and February 2025 in the amount of approximately $2 thousand through the Closing Date.

●	Subsequent to September 30, 2025, Fusemachines incurred interest expense on certain promissory notes held at amortized cost issued to its Chief Executive Officer in 2024 in the amount of approximately $2 thousand through the Closing Date. The promissory notes principal and accrued and unpaid interest were repaid in cash upon the Closing.

●	Subsequent to September 30, 2025, Fusemachines received funds from a convertible note with an affiliate of the Sponsor in the principal amount of $2.2 million. On the Closing Date the note was converted into a number of shares of Fusemachines Common Stock pursuant to the conversion terms of the convertible note agreement.

Other Material Events and Background Relevant to Other Material Events

●	On July 14, 2025, the second amendment to the Trust Agreement was executed, which, as of the amendment date, requires CSLM to deposit $15 thousand on a bi-monthly basis. Total actual deposits subsequent to September 30, 2025 through the Closing Date aggregated to $30 thousand.

●	Total actual dividends on marketable securities held in the Trust Account subsequent to September 30, 2025 through the Closing Date aggregated to $21 thousand.

The unaudited pro forma condensed combined financial information has been prepared based on the CSLM and Fusemachines historical financial statements as adjusted to give effect to the Business Combination. The unaudited pro forma condensed combined balance sheet as of September 30, 2025, gives pro forma effect to the Business Combination as if it had occurred on September 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The unaudited pro forma condensed combined financial information have been derived from and should be read in conjunction with:

●	the accompanying notes to the unaudited pro forma condensed combined financial information;

●	the historical audited financial statements of CSLM as of and for the year ended December 31, 2024, and the related notes included elsewhere in the Proxy Statement/Prospectus and incorporated into this Current Report on Form 8-K;

●	the historical unaudited financial statements of CSLM as of and for the nine months ended September 30, 2025, and the related notes included elsewhere in this Current Report on Form 8-K;

●	the historical audited financial statements of Fusemachines as of and for the year ended December 31, 2024, and the related notes included elsewhere in the Proxy Statement/Prospectus and incorporated into this Current Report on Form 8-K;

●	the historical unaudited financial statements of Fusemachines as of and for the nine months ended September 30, 2025 and the related notes included elsewhere in this Current Report on Form 8-K;

●	other information relating to Fusemachines and CSLM contained in this Current Report on Form 8-K “Management’s Discussion and Analysis of Financial Condition and Results of Operations of CSLM”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations of Fusemachines”, and other financial information relating to each of CSLM and Fusemachines included elsewhere in this Current Report on Form 8-K and in the Proxy Statement/Prospectus.

The unaudited pro forma condensed combined financial information are for illustrative purposes only and are not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination, the Financing Transactions and the Other Material Events taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of Fusemachines Pubco. The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying Notes to the Unaudited Pro Forma Condensed Combined Financial Information. If the actual facts are different than these assumptions, then the amounts and shares outstanding in the unaudited pro forma condensed combined financial information that follows will be different, and those changes could be material.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2025

			Actual Redemptions
			Transaction Accounting Adjustments
(In thousands, except for share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Financing Transactions	Notes	Adjustments for Other Material Events	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Balance Sheet
Assets
Current assets:
Cash and cash equivalents	$9	$106	$11,840	3(aaa)	$(30)	3(aa)	$(2,343)	3(a)	$8,728
	-	-	60	3(ccc)	-		113	3(b)	-
	-	-	2,193	3(ddd)	-		1	3(e)	-
	-	-	-		-		(2,249)	3(i)	-
	-	-	-		-		(227)	3(l)	-
	-	-	-		-		-	3(p)	-
	-	-	-		-		(745)	3(r)	-
Accounts receivable, current, net	-	1,237	-		-		-		1,237
Unbilled revenue	-	47	-		-		-		47
Deferred transaction costs	-	1,871	-		-		(1,871)	3(o)	-
Prepaid expenses and other current assets	21	259	-		-		477	3(l)	757
Due from related party	33	-	-		-		-		33
Marketable securities held in trust account	12,289	-	-		30	3(aa)	(113)	3(b)	-
	-	-	-		21	3(bb)	(1,223)	3(c)	-
	-	-	-		-		(11,004)	3(m)	-
Total current assets	12,352	3,520	14,093		21		(19,184)		10,802
Property and equipment, net	-	274	-		-		-		274
Intangible assets, net	-	192	-		-		-		192
Deferred Tax Asset	-	10	-		-		-		10
Operating lease right-of-use assets	-	775	-		-		-		775
Other assets	-	12	-		-		-		12
Total assets	$12,352	$4,783	$14,093		$21		$(19,184)		$12,065
Liabilities, convertible preferred stock, and stockholders’ (deficit) equity
Current liabilities:
Accounts payable	$351	$8,517	$-		$-		(200)	3(n)	$8,491
							(177)	3(i)
Accrued expenses and other current liabilities	2,183	4,112	2	3(bbb)	-		(253)	3(a)	5,235
	-	-	11	3(ccc)	-		(1,541)	3(i)	-
	-	-	2	3(eee)	-		300	3(k)	-
	-	-	-		-		497	3(o)	-
	-	-	-		-		(45)	3(r)	-
	-	-	-		-		(33)	3(s)	-
Related party convertible notes payable, at fair value, current	-	7,530	-		-		(8,440)	3(k)	-
	-	-	-		-		910	3(t)	-
Convertible notes payable, at fair value, current	-	9,480	-		-		912	3(g)	-
	-	-	-		-		(10,392)	3(k)	-
Convertible notes payable, current	-	455	2,193	3(ddd)	-		(2,648)	3(s)	-
Related party convertible notes payable, current	3,665	-	60	3(ccc)	-		(3,725)	3(a)	-
Related party loan payable, current	-	700	-		-		(700)	3(r)	-
Notes payable, current	-	-	-		-		381	3(l)	381
Deferred underwriting commissions	6,641	-	-		-		(6,641)	3(h)	-
Operating lease liability, current	-	82	-		-		-		82
Forward purchase agreement prepayment payable	11,005	-	-		-		(11,004)	3(m)	1
Forward purchase agreement liability	18,842	-	-		-		-		18,842
Share redemptions payable	1,223	-	-		-		(1,223)	3(c)	-
Total current liabilities	43,910	30,876	2,268		-		(44,022)		33,032
Convertible notes payable	-	180	-		-		(180)	3(s)	-
Warrant liability	-	850	-		-		-		850
Cumulative mandatorily redeemable common and preferred stock liability	-	1,034	-		-		-		1,034
Operating lease liability	-	783	-		-		-		783
Total liabilities	43,910	33,723	2,268		-		(44,202)		35,699
CSLM Class A Ordinary Shares, ($0.0001 par value; 500,000,000 shares authorized, 901,955 shares subject to redemption as of September 30, 2025)	11,067	-	-				(11,118)	3(b)	-
	-	-	-		-		51	3(v)	-
Stockholders’ (deficit) equity:
CSLM Preferred shares, ($0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of September 30, 2025)	-	-	-		-		-		-
CSLM Class A Ordinary Shares, ($0.0001 par value, 500,000,000 shares authorized; 4,743,749 issued and outstanding as of September 30, 2025	-	-	-		-		-	3(d)	-
CSLM Class B Ordinary Shares, ($0.0001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of September 30, 2025)	-	-	-		-		-	3(d)	-
Fusemachines Inc. convertible preferred stock ($0.00001 par value, 9,076,734 shares authorized; 9,043,234 issued and outstanding as of September 30, 2025)	-	7,865	-		-		(7,865)	3(j)	-
Fusemachines Inc. common stock ($0.00001 par value, 24,200,000 shares authorized; 12,062,805 shares issued and outstanding as of September 30, 2025)	-	2	-		-		-	3(j)	-
	-	-	-		-		-	3(k)	-
	-	-	-		-		-	3(n)	-
	-	-	-		-		(2)	3(q)	-
	-	-	-		-		-	3(s)	-
Treasury stock, at cost (667,000 as of September 30, 2025)	-	(2,903)	-		-		2,903	3(q)	-
Share subscription receivable	(11,005)	-	-		-		-		(11,005)
Fusemachines Pubco Common Stock, par value $0.0001	-	-	-	3(aaa)	-		-	3(a)	2
	-	-	-		-		-	3(b)	-
	-	-	-		-		-	3(d)	-
	-	-	-		-		-	3(f)	-
	-	-	-		-		2	3(q)	-
Additional paid in capital	1,262	5,268	11,840	3(aaa)	-		1,635	3(a)	28,656
	-	-	-		-		11,118	3(b)	-
	-	-	-		-		1,962	3(e)	-
	-	-	-		-		-	3(f)	-
	-	-	-		-		6,641	3(h)	-
	-	-	-		-		7,865	3(j)	-
	-	-	-		-		18,532	3(k)	-
	-	-	-		-		200	3(n)	-
	-	-	-		-		(2,361)	3(o)	-
	-	-	-		-		151	3(p)	-
	-	-	-		-		(38,267)	3(q)	-
	-	-	-		-		2,861	3(s)	-
	-	-	-		-		-	3(u)	-
	-	-	-		-		(51)	3(v)	-
Accumulated deficit	(32,882)	(39,430)	(11)	3(ccc)	21	3(bb)	(1,961)	3(e)	(41,545)
	-	-	(2)	3(bbb)	-		(912)	3(g)	-
	-	-	(2)	3(eee)	-		(531)	3(i)	-
	-	-	-		-		(131)	3(l)	-
	-	-	-		-		(7)	3(o)	-
	-	-	-		-		(151)	3(p)	-
	-	-	-		-		35,364	3(q)	-
	-	-	-		-		(910)	3(t)	-
Accumulated other comprehensive income	-	258	-		-		-		258
Total stockholders’ (deficit) equity	(42,625)	(28,940)	11,825		21		36,085		(23,634)
Total liabilities, Class A Ordinary Shares subject to possible redemption, and stockholders’ (deficit) equity	$12,352	$4,783	$14,093		$21		$(19,184)		$12,065

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS FOR

THE NINE MONTHS ENDED SEPTEMBER 30, 2025

			Actual Redemptions
	Nine Months Ended September 30, 2025	Nine Months Ended September 30, 2025
(In thousands, except per share and weighted-average share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Revenue	$-	$5,779	$-		$5,779
Cost of revenue	-	(2,488)	-		(2,488)
Gross profit	-	3,291	-		3,291
Operating expenses:
Selling and marketing	-	934	-		934
Research and development	-	489	-		489
General and administrative	1,802	5,131	357	4(f)	7,290
Total operating expenses	1,802	6,554	357		8,713
Operating loss	(1,802)	(3,263)	(357)		(5,422)
Other (expense) income, net:
Loss on extinguishment of debt	(1,823)	(391)	-		(2,214)
Dividends on marketable securities held in Trust Account	474	-	(474)	4(b)	-
Interest expense	(113)	(213)	113	4(a)	(182)
	-	-	(15)	4(f)	-
	-	-	25	4(l)	-
	-	-	21	4(k)	-
Loss on change in fair value of convertible notes and warranty liability	-	(1,405)	1,500	4(c)	95
Financing expense	(17,573)	-	-		(17,573)
Change in fair value of forward purchase agreement liability	(1,269)	-	-		(1,269)
Other income	-	59	-		59
Total other (expense) income, net	(20,304)	(1,950)	1,170		(21,084)
Loss before income taxes and equity in earnings of investee	(22,106)	(5,213)	813		(26,506)
Provision for income tax	-	-	-		-
Equity in earnings of investee, net of income tax provision of $0	-	-	-		-
Net loss	$(22,106)	$(5,213)	$813		$(26,506)
CSLM weighted-average Class A Ordinary Shares subject to possible redemption outstanding - basic and diluted	1,241,554	-	-		-
Basic and diluted net loss per share, CSLM Class A Ordinary Shares subject to redemption	$(3.23)	$-	$-		$-
CSLM weighted-average non-redeemable Class A Ordinary Shares outstanding - basic and diluted	4,743,749	-	-		-
Basic and diluted net loss per share, non-redeemable CSLM Class A Ordinary Shares	$(3.82)	$-	$-		$-
CSLM weighted-average non-redeemable Class B Ordinary Shares outstanding - basic and diluted	1	-	-		-
Basic and diluted net loss per share, non-redeemable CSLM Class B Ordinary Shares	$(3.82)	$-	$-		$-
Fusemachines Inc. weighted-average common shares outstanding - basic and diluted	-	11,255,399	-		-
Basic and diluted net loss per share, Fusemachines Inc. common stock	$-	$(0.46)	$-		$-
Fusemachines Pubco weighted-average common shares outstanding - basic and diluted	-	-	-		28,350,031	4(m)
Basic and diluted net loss per share, Fusemachines Pubco Common Stock	$-	$-	$-		$(0.93)	4(m)

See accompanying notes to the unaudited pro forma condensed combined financial information.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2024

			Actual Redemptions
	Year Ended December 31, 2024	Year Ended December 31, 2024	Transaction Accounting Adjustments
(In thousands, except per share and weighted-average share data)	CSLM Acquisition Corp. Reclassified (Note 5)	Fusemachines Inc. Historical	Financing Transactions	Notes	Other Transaction Accounting Adjustments	Notes	Pro Forma Statement of Operations	Notes
Revenue	$-	$8,811	$-		$-		$8,811
Cost of revenue	-	(3,976)	-		-		(3,976)
Gross profit	-	4,835	-		-		4,835
Operating expenses:
Selling and marketing	-	1,966	-		-		1,966
Research and development	-	732	-		-		732
General and administrative	1,760	10,333	-		1,961	4(e)	15,351
	-	-	-		608	4(f)	-
	-	-	-		151	4(i)	-
	-	-	-		531	4(d)	-
	-	-	-		7	4(g)	-
Total operating expenses	1,760	13,031	-		3,258		18,049
Operating loss	(1,760)	(8,196)	-		(3,258)		(13,214)
Other income (expense), net:
Dividends on marketable securities held in Trust Account	2,033	-	-		(2,033)	4(b)	-
Covenant fees	505	-	-		(505)	4(h)	-
Provision for credit losses	(505)	-	-		505	4(h)	-
Interest expense	(101)	(234)	-	4(aaa)	101	4(a)	(221)
	-	-	-		(16)	4(f)	-
	-	-	-		19	4(l)	-
	-	-	-		10	4(k)	-
Loss on extinguishment of debt	-	(601)	-		-		(601)
Loss on extinguishment of payable	-	(70)	-		-		(70)
Loss on change in fair value of convertible notes and warranty liability	-	(6,104)	-		5,589	4(c)	(515)
	-	-	-		-	4(j)	-
Other expense	-	(148)	-		-		(148)
Total other income (expense), net	1,932	(7,157)	-		3,670		(1,555)
Income (loss) before income taxes	172	(15,353)	-		412		(14,769)
Provision for income tax	-	(31)	-		-		(31)
Equity in earnings of investee, net of income tax provision of $0	-	(1)	-		-		(1)
Net income (loss)	$172	$(15,385)	$-		$412		$(14,801)
CSLM weighted-average Class A Ordinary Shares subject to possible redemption outstanding - basic and diluted	3,527,561	-	-		-		-
Basic and diluted earnings per share, CSLM Class A Ordinary Shares subject to redemption	$0.47	$-	$-		$-		$-
CSLM weighted-average non-redeemable Class A Ordinary Shares outstanding - basic and diluted	4,743,749	-	-		-		-
Basic and diluted net loss per share, non-redeemable CSLM Class A Ordinary Shares	$(0.31)	$-	$-		$-		$-
CSLM weighted-average non-redeemable Class B Ordinary Shares outstanding - basic and diluted	1	-	-		-		-
Basic and diluted net loss per share, non-redeemable CSLM Class B Ordinary Shares	$(0.31)	$-	$-		$-		$-
Fusemachines Inc. weighted-average common shares outstanding - basic and diluted	-	10,574,934	-		-		-
Basic and diluted net loss per share, Fusemachines Inc. common stock	$-	$(1.45)	$-		$-		$-
Fusemachines Pubco weighted-average common shares outstanding - basic and diluted	-	-	-		-		28,350,031	4(m)
Basic and diluted net loss per share, Fusemachines Pubco Common Stock	$-	$-	$-		$-		$(0.52)	4(m)

See accompanying notes to the unaudited pro forma condensed combined financial information.

1. Basis of Pro Forma Presentation

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of SEC Regulation S-X, as amended by the final rule, Release No. 33-10786, Amendments to Financial Disclosures about Acquired and Disposed Businesses. Release No. 33-10786 replaces the historical pro forma adjustments criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Management has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Business Combination, the Financing Transactions, and the Adjustments for Other Material Events. The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. CSLM and Fusemachines had a historical relationship prior to the Business Combination. Accordingly, pro forma adjustments were required to eliminate activities between CSLM and Fusemachines.

The unaudited pro forma condensed combined balance sheet as of September 30, 2025, was derived from the unaudited historical balance sheet of CSLM as of September 30, 2025, and the unaudited historical balance sheet of Fusemachines as of September 30, 2025, and gives effect to the Business Combination as if it had occurred on September 30, 2025. The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2024, combines the audited historical statement of operations of CSLM for the year ended December 31, 2024, and the audited historical statement of operations of Fusemachines for the year ended December 31, 2024, and reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations. The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025, combines the unaudited historical statement of operations of CSLM for the nine months ended September 30, 2025, and the unaudited historical statement of operations of Fusemachines for the nine months ended September 30, 2025, and reflects adjustments assuming that any adjustments that were made to the unaudited pro forma condensed combined balance sheet as of September 30, 2025 are assumed to have been made on January 1, 2024 for the purpose of adjusting the unaudited pro forma condensed combined statement of operations.

The pro forma adjustments reflecting the consummation of the Business Combination, the Financing Transactions, and the Other Material Events are based on certain currently available information and certain assumptions and methodologies that both CSLM and Fusemachines believe are reasonable under the circumstances. The pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments, and it is possible the differences may be material. Both CSLM and Fusemachines believe that the assumptions and methodologies provide a reasonable basis for presenting all the significant effects of the Business Combination, the Financing Transactions, and the Other Material Events based on information available to management at this time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information has been prepared based on the actual exercise of CSLM Public Stockholders’ right to have their CSLM Class A ordinary shares subject to possible redemption (the “CSLM Public Shares”) redeemed for their pro rata share of the Trust Account. 99,187 CSLM Public Shares were redeemed for an aggregate redemption price of $1.2 million out of the Trust Account, at a redemption price of $12.33 per share.

Included in the shares outstanding and weighted-average shares outstanding (for the calculation of pro forma basic and diluted loss per share) as presented in the unaudited pro forma condensed combined financial information are the shares of Fusemachines Pubco Common Stock issued to legacy Fusemachines stockholders on the Closing Date of the Business Combination and the CSLM shares that remained outstanding and represent shares of Fusemachines Pubco Common Stock, which includes the CSLM Public Shares, shares of the Sponsor and related parties of Sponsor, the shares issued in connection with the PIPE Investment, and the shares issued to CSLM stockholders upon the automatic exercise of the outstanding CSLM Rights upon consummation of the Business Combination.

The table directly below presents shares outstanding on the Closing Date as depicted in the unaudited pro forma condensed combined financial information.

	Actual Redemptions
	Shares		% Ownership
Shares held by Fusemachines Stockholders	14,864,110		52%
Shares held by CSLM public stockholders, Sponsor, and related parties of Sponsor	12,654,921	(1)	45%
Shares held by unrelated third parties	831,000		3%
	28,350,031		100%

1)	Represents (a) 1,029,836 shares held by an affiliate of the Sponsor resulting from the conversion of the Sponsor Convertible Notes into Fusemachines Common Stock on the Closing Date whereby such common stock was subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing, (b) 3,320,241 shares held by an affiliate of the Sponsor resulting from the conversion of a convertible note into Fusemachines Common Stock on the Closing Date whereby such common stock was subsequently and immediately exchanged for Fusemachines Pubco Common Stock immediately prior to the Closing, (c) 406,639 shares held an affiliate of the Sponsor resulting from the partial conversion of the 3rd Amended and Restated Promissory Note into Fusemachines Pubco Common Stock on the Closing Date, (d) 901,955 CSLM Class A Ordinary Shares subject to possible redemption sold in CSLM’s Initial Public Offering that have not been redeemed for cash, (e) 1,897,486 shares issued upon Closing as a result of the automatic exercise of the rights related to 18,975,000 units issued in CSLM’s Initial Public Offering, (f) 1,184,000 shares issued upon Closing as a result of the PIPE Financing, (g) 3,762,750 shares held by Sponsor, and (h) 150,000 shares held by directors of CSLM.

2. Accounting for the Business Combination

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, CSLM will be treated as the acquired company for accounting purposes, whereas Fusemachines will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Fusemachines issuing shares for the net assets of CSLM, accompanied by a recapitalization. The net assets of Fusemachines will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Fusemachines. Fusemachines has been determined to be the accounting acquirer for purposes of the Business Combination based on an evaluation of the following facts and circumstances:

●	Legacy Fusemachines stockholders have a majority of the voting interest in Fusemachines Pubco with approximately 52% of the voting interest.

●	Legacy Fusemachines stockholders have a majority of the voting interest in Fusemachines Pubco with approximately 52% of the voting interest.i

●	Following the consummation of the Business Combination, the equity interests of the Fusemachines Chief Executive Officer represent the largest single voting interest in Fusemachines Pubco. Fusemachines’ Chief Executive Officer’s equity interests represent approximately 20% of the voting interest in Fusemachines Pubco.

●	Fusemachines has designated four out of the five members of the Board of Directors of Fusemachines Pubco.

●	The officers of Fusemachines have continued as the officers of Fusemachines Pubco.

●	The intended strategy of Fusemachines Pubco continues to focus on Fusemachines’ core product offerings.

3. Adjustments to Unaudited Pro Forma Condensed Combined Balance Sheet as of September 30, 2025

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Financing Transactions:

(aaa)	To reflect the Sponsor PIPE Investment Amount of $11.8 million received on the Closing Date for 1,184,000 shares of Fusemachines Pubco Common Stock at $10.00 per share. This issuance of shares resulted in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares issued at par value was less than $1 thousand.

(bbb)	To reflect interest incurred on related party promissory notes issued by Fusemachines to its Chief Executive Officer from October 1, 2025 through the Closing Date.

(ccc)	To reflect the (i) interest incurred on the Fourth Amended and Restated Promissory Note with the Sponsor from October 1, 2025 through the Closing Date, (ii) additional drawdowns by CSLM on the Fourth Amended and Restated Promissory Note between CSLM and the Sponsor in the amount of $0.1 million from October 1, 2025 through the Closing Date.

(ddd)	To reflect the funds received on a convertible note by Fusemachines from an affiliate of the Sponsor in the principal amount of $2.2 million.

(eee)	To reflect interest incurred from October 1, 2025 through the Closing Date on five convertible notes held at amortized cost of approximately $400, $400, $300, $300, and $500, respectively.

Pro Forma Adjustments for Other Material Events:

(aa)	To reflect extension payments subsequent to September 30, 2025 by CSLM into the Trust Account in order to extend the amount of time it has available to complete its initial Business Combination through the Closing Date.

(bb)	To reflect dividends on marketable securities held in the Trust Account from October 1, 2025 through the Closing Date.

Pro Forma Other Transaction Accounting Adjustments:

(a)	To reflect the settlement on the Closing Date of the Fourth Amended and Restated Promissory Note. The Fourth Amended and Restated Promissory Note was settled through a partial repayment in cash as well as an issuance of shares of Fusemachines Pubco Common Stock. Immediately prior to their settlement, these convertible notes (which are carried at amortized cost) had an aggregate carrying value of $3.7 million. This adjustment in Note 3(a) reflects the removal of this carrying value of $3.7 million, removal of accrued and unpaid interest in the amount of $0.3 million, the payment of $2.3 million of cash, an increase to Fusemachines Pubco Common Stock of less than $1 thousand, and an increase to Additional paid in capital of $1.6 million. The conversion of the shares resulted in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 line item due to the effect of rounding as the adjustment to record the shares converted at par value was less than $1 thousand.

(b)	To reflect the release of the marketable securities held in the Trust Account to Cash, net of (i) actual redemptions by CSLM Public Stockholders for their pro rata share of the Trust Account in the amount of $1.2 million and (ii) the Forward Purchase Agreement prepayment of $11.0 million to the Meteora Parties (see Note 3(m)). Pursuant to the Forward Purchase Agreement, the prepayment was made from the funds available in the Trust Account. Further, to reflect the conversion of 901,955 CSLM Class A Ordinary Shares subject to possible redemption that were not redeemed (see Note 3(c)) into shares of Fusemachines Pubco Common Stock. The conversion resulted in a $0 thousand adjustment, as presented, to the Fusemachines Pubco Common Stock, par value $0.0001 line item, due to the effect of rounding, as the adjustment to reflect the increase in the par value of Fusemachines Pubco Common Stock resulting from the conversion is less than $1 thousand.

(c)	To reflect CSLM Public Stockholders’ exercise their redemption rights of 99,187 CSLM Class A Ordinary Shares subject to possible redemption prior to the consummation of the Business Combination at a redemption price of $12.33 per share, resulting in an aggregate cash payment of approximately $1.2 million.

(d)	To reflect the conversion of all 4,743,749 and 1 issued and outstanding CSLM Class A Ordinary Shares and CSLM Class B Ordinary Shares not subject to possible redemption, respectively, immediately prior to the Closing Date into shares of Fusemachines Pubco Common Stock. The conversion of the shares resulted in a $0 thousand adjustment within the CSLM Class A Ordinary Shares and CSLM Class B Ordinary Shares line items, respectively, due to the effect of rounding as the adjustments to record the removal of the par value of the converted shares from the CSLM Class A Ordinary Shares and CSLM Class B Ordinary Shares line items were less than $1 thousand, respectively. Additionally, the conversion resulted in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 line item as the adjustment to record the conversion into Fusemachines Pubco Common Stock at par value was less than $1 thousand.

(e)	To reflect the Sponsor’s transfers and sales of shares of common stock to third-party vendors providing services to CSLM. Management assessed the substance of the share transfers and sales and determined that they represented share-based payments by the Sponsor, which is a holder of an economic interest in Fusemachines Pubco and CSLM, as compensation for services provided by nonemployees in accordance with ASC 718-10-15-4. Based on this determination, management concluded that for the shares that were sold, the excesses of the estimated fair values of such shares on the measurement dates over the purchase prices (the purchase prices of all sales amounted to approximately $1 thousand) represented compensation expense to be recognized over the respective nonemployee vesting periods, in accordance with ASC 718-10-25-2B. Management also concluded that for the shares that were transferred, the estimated fair values of such shares on the measurement dates represented compensation expense to be recognized over the respective nonemployee vesting periods, in accordance with ASC 718-10-25-2B. For purposes of the unaudited pro forma condensed combined financial information, all of the nonemployee vesting periods were determined to be the point-in-time of the closing of the Merger as this is when the expense would have been recognized if cash had been paid for the nonemployees’ services. Management used the quoted market prices of CSLM for the estimated measurement date fair values of all shares transferred and sold. In accordance with ASC 718, for equity-classified awards, the measurement date for purposes of the fair value determination was determined to be the grant date, the date on which the measurement of the award was fixed. For the shares that were sold, management recorded the entirety of the excesses of the grant date fair values over the purchase prices as share-based compensation expense, which increased the Accumulated deficit and Additional paid in capital on the unaudited pro forma condensed combined balance sheet. For the shares that were transferred, management recorded the entire grant date fair values as share-based compensation expense, which increased the Accumulated deficit and Additional paid in capital on the unaudited pro forma condensed combined balance sheet. Refer to Note 4(e) for the impact of these share-based payment awards on the unaudited pro forma condensed combined statement of operations.

(f)	To reflect the issuance of 1,897,486 shares of Fusemachines Pubco Common Stock upon the automatic exercise on the Closing Date of the CSLM Rights to acquire one-tenth of one share of Fusemachines Pubco Common Stock. The issuance of the shares resulted in a $0 thousand adjustment within the Fusemachines Pubco Common Stock, par value $0.0001 and Additional paid-in capital line items, respectively, due to the effect of rounding as the adjustment to record the shares at par value and associated adjustment to Additional paid-in capital were less than $1 thousand, respectively.

(g)	To reflect the remeasurement to fair value of the Fusemachines convertible notes issued in January 2024 at the Closing Date, as Fusemachines elected the fair value option upon issuance of the notes. The fair value of the convertible notes as of the Closing Date of $10.3 million (historical balance of the notes was $9.5 million plus this remeasurement to fair value of $0.9 million) is based on the number of shares of Fusemachines Common Stock that the convertible notes will convert into. The convertible notes issued in January 2024 were converted into 1,565,053 shares of Fusemachines Common Stock immediately prior to the Closing, and immediately following such conversion such Fusemachines Common Stock was converted into Fusemachines Pubco Common Stock in accordance with the Conversion Ratio.

The fair value per share of Fusemachines Common Stock used to remeasure the January 2024 notes to fair value on the Closing Date was $6.64. This value has been determined based on an income approach and a market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A. This combination of the income and market approach is consistent with the provisions of the American Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide which are generally recognized as reliable provisions for a valuation methodology.

(h)	To reflect the BTIG waiver (waiver in connection with Share Transfer Agreement described in Introduction above) of the deferred underwriting fee payable on the Closing Date.

(i)	To reflect the payment of transaction costs of CSLM of $2.2 million paid on or prior to the Closing Date, which is comprised of (i) 1.5 million of transaction costs incurred prior to September 30, 2025 within accrued expenses, (ii) $0.2 million in transaction costs incurred prior to September 30, 2025 within accounts payable and other current liabilities, and (iii) $0.5 million in transaction costs incurred subsequent to September 30, 2025.

(j)	To reflect the conversion of 9,043,234 shares of Fusemachines Preferred Stock into an equivalent number of shares of Fusemachines Common Stock immediately prior to the Closing Date pursuant to the terms of the Fusemachines certificate of incorporation. The conversion of the shares resulted in a $0 thousand adjustment within the Fusemachines Inc. Common Stock, par value $0.00001 line item due to the effect of rounding as the adjustment to record the shares at par value was less than $1 thousand.

(k)	To reflect the settlements on the Closing Date of 1) the Fusemachines convertible notes issued in October 2019 and September 2021 and 2) the Fusemachines convertible notes issued in January 2024.

1)	The October 2019 and September 2021 convertible notes will be settled through a partial repayment in cash as well as an issuance of shares of Fusemachines Common Stock. Immediately prior to their settlement, these convertible notes (which were carried at fair value) had an aggregate carrying value of $8.4 million. This adjustment in Note 3(k) reflects the removal of this carrying value of $8.4 million, the increase to accrued expenses and other current liabilities of $0.3 million to reflect the portion of the convertible note that will be settled in cash, an increase to Fusemachines common stock of less than $1 thousand, and an increase to Additional paid in capital of $8.1 million.

2)	The January 2024 convertible notes were settled through an issuance of shares of Fusemachines Common Stock. Immediately prior to their settlement, these convertible notes (which are carried at fair value) had an aggregate carrying value of $10.3 million. This adjustment in Note 3(k) reflects the removal of this carrying value of $10.3 million, an increase to Fusemachines common stock of less than $1 thousand, and an increase to Additional paid in capital of $10.3 million.

(l)	To reflect the payment on the Closing Date of the $0.1 million premium for a six-year prepaid directors’ and officers’ tail policy. Further, to reflect the down payment on the Closing Date of $0.1 million and the recording of $0.4 million to notes payable, current for the deferred charge of the directors’ and officers’ insurance financed over a one-year policy term.

(m)	To reflect the $11.0 million prepayment made by CSLM to the Meteora Parties pursuant to the Forward Purchase Agreement, funded directly from the Trust Account at Closing, and the derecognition of the $11.0 million forward purchase agreement prepayment payable from CSLM’s historical balance sheet.

(n)	To reflect the settlement of a Fusemachines accounts payable balance through the issuance of 45,000 shares of Fusemachines Common Stock to a Fusemachines vendor immediately prior to the Closing of the Business Combination. Upon the Closing of the Business Combination, the 45,000 newly issued Fusemachines Common Stock were exchanged at the Conversion Ratio of 0.6580 for shares of Fusemachines Pubco Common Stock. The settlement of the accounts payable balance was treated as the settlement of convertible debt that does not contain a bifurcated embedded conversion feature under ASC 815. As such, pursuant to ASC 470-20-40-4, upon conversion, the net carrying amount of the accounts payable is derecognized with the accounts payable net carrying amount credited to additional paid-in capital to reflect the equity shares issued and no gain or loss is recognized. The issuance of the shares resulted in a $0 thousand adjustment within the Fusemachines Inc. Common Stock, par value $0.00001 line item due to the effect of rounding as the adjustment to record the shares at par value was less than $1 thousand.

(o)	To reflect (i) the reversal of deferred transaction costs in the historical Fusemachines financial statements as of September 30, 2025 in the amount of $1.9 million that were specific incremental costs directly attributable to the offering of securities. The $1.9 million is recorded as a reduction to deferred transaction costs and additional paid-in capital, (ii) advisory, legal, and other professional fees of $0.5 million incurred subsequent to September 30, 2025 that are specific incremental costs directly attributable to the offering of securities and are recorded as an increase to accrued expenses and other current liabilities and a reduction to additional paid-in capital, and (iii) $7 thousand incurred in connection with the Business Combination subsequent to September 30, 2025 but are not directly attributable to the offering of securities. The $7 thousand in costs incurred subsequent to September 30, 2025 that are not directly attributable to the offering of securities is recorded as an addition to accrued expenses and other current liabilities and accumulated deficit.

(p)	To reflect the Sponsor’s sale of shares of Fusemachines Pubco Common Stock to a third-party vendor providing services to Fusemachines. Management assessed the substance of the share sale and determined that it represented a share-based payment awarded by the Sponsor, which is a holder of an economic interest in Fusemachines Pubco, as compensation for services provided by nonemployees in accordance with ASC 718-10-15-4. Based on this determination, management concluded that for the shares that were sold, the excess of the estimated fair value of such shares on the measurement date over the purchase price (the purchase price was less than $1 thousand) represented compensation expense to be recognized over the nonemployee vesting period, in accordance with ASC 718-10-25-2B. For purposes of the unaudited pro forma condensed combined financial information, the nonemployee vesting period was determined to be the point-in-time of the closing of the Merger as this is when the expense would have been recognized if cash had been paid for the nonemployee services. Management used the quoted market price of CSLM for the estimated measurement date fair value of the shares sold. In accordance with ASC 718, for equity- classified awards, the measurement date for purposes of the fair value determination was determined to be the grant date, the date on which the measurement of the award was fixed. For the shares that were sold, management recorded the entirety of the excess of the grant date fair value over the purchase price as share-based compensation expense, which increased the Accumulated deficit and Additional paid in capital on the unaudited pro forma condensed combined balance sheet. Refer to Note 4(i) for the impact of this share-based payment award on the unaudited pro forma condensed combined statement of operations. The sale of shares resulted in a $0 thousand adjustment to cash as presented in the Cash and cash equivalents line item due to the effect of rounding as the adjustment to record the cash received was less than $1 thousand.

(q)	To reflect the recapitalization of Fusemachines through the contribution of 28,186,684 shares of Fusemachines Common Stock and the issuance of 19,214,201 shares of Fusemachines Pubco Common Stock, reflecting the Conversion Ratio of 0.6580, and to reflect the derecognition of the accumulated deficit of CSLM which is reversed to additional paid-in capital.

Notwithstanding the legal form, the Business Combination will be accounted for as a reverse recapitalization in accordance with U.S. GAAP and not as a business combination under ASC 805. Under this method of accounting, CSLM, will be treated as the acquired company for accounting purposes, whereas Fusemachines will be treated as the accounting acquirer. In accordance with this method of accounting, the Business Combination will be treated as the equivalent of Fusemachines issuing shares for the net assets of CSLM, accompanied by a recapitalization. The net assets of Fusemachines will be stated at historical cost, with no goodwill or other intangible assets recorded, and operations prior to the Business Combination will be those of Fusemachines.

The reverse recapitalization adjustment is determined as follows (in thousands)

Derecognition of Fusemachines Common Stock	$(2)
Derecognition of Fusemachines treasury stock	$2,903
Derecognition of CSLM’s accumulated deficit(1)	$35,364
Issuance of Fusemachines Pubco Common Stock in accordance with the Conversion Ratio under the No Additional Redemption Scenario	$2
Net reduction of additional paid-in capital due to derecognition of CSLM’s accumulated deficit and Fusemachines’ historical equity and issuance of Fusemachines Pubco Common Stock	$(38,267)

(1)	The derecognition of CSLM’s accumulated deficit of $35.4 million is determined as follows (in thousands):

Historical accumulated deficit of CSLM as of September 30 2025	$32,882
Interest expense on CSLM related party loan payable, current, see 3(ccc)	11
Dividend income on marketable securities held in Trust Account, see 3(bb)	(21)
Compensation expense from transfers and sales of shares from the Sponsor to third-party vendors of CSLM, see 3(e)	1,961
Transaction costs of CSLM through the Closing Date, see 3(i)	531
Total adjustment to derecognize CSLM’s accumulated deficit	$35,364

(r)	To reflect the repayment of the outstanding principal and unpaid interest on the seven Fusemachines related party promissory notes on the Closing Date.

(s)	To reflect the settlement on the Closing Date of the six Fusemachines convertible notes, one issued in April 2024, one issued in June 2024, two issued in September 2024, one issued in February 2025, and one issued in May 2025.

These six convertible notes were settled through an issuance of shares of Fusemachines Common Stock. Immediately prior to their settlement, these convertible notes (which are held at amortized cost) had a carrying value of $0.1 million, $0.1 million, $0.1 million, $0.2 million, $0.2 million, and $2.2 million, respectively. This adjustment in Note 3(s) reflects the removal of this aggregate carrying value of $2.9 million, an increase to Fusemachines Inc. Common Stock, par value $0.00001, of less than $1 thousand, and an increase to Additional paid in capital of $2.8 million.

(t)	To reflect the remeasurement of the Fusemachines convertible notes issued in October 2019 and September 2021 from September 30, 2025 to their estimated fair value at the Closing Date immediately prior to their settlement on the Closing Date (refer to Note 3(k) for an adjustment reflecting the settlement of the convertible notes on the Closing Date). The fair value of the convertible notes as of the Closing Date of $8.4 million is based on the number of shares of Fusemachines Common Stock that the convertible notes were converted into after the partial cash repayment.

The fair value per share of Fusemachines Common Stock used to remeasure the October 2019 and September 2021 notes to fair value on the Closing Date was $6.64. This value has been determined based on an income approach and a market approach in accordance with Internal Revenue Service Ruling 59-60 for compliance with Internal Revenue Code Section 409A. This combination of the income and market approach is consistent with the provisions of the American Institute of Certified Public Accountants (“AICPA”) Accounting and Valuation Guide which are generally recognized as reliable provisions for a valuation methodology.

(u)	To reflect the forfeiture of warrants by the Sponsor (with no consideration to Sponsor) pursuant to the terms of the Sponsor Support Agreement. The forfeited warrants were immediately cancelled upon the Closing Date. The adjustment consists solely of an increase and decrease to additional paid-in capital for the historical carrying amount of the warrants. Additional paid-in capital is decreased as the forfeiture was deemed to be specific and incremental to the offering of securities that will be issued upon the Closing Date as the forfeiture was entered into to remove a source of potential dilution to induce parties to the Merger Agreement to consummate the Business Combination. Additional paid-in capital is increased because the forfeiture represents a termination of equity-classified contracts, the contracts being the warrants, and the offsetting entry for a termination of an equity-classified contract is to additional paid- in capital. The net amount of the adjustment to Additional paid-in capital is $0 thousand.

(v)	To reflect the change in redemption value of the CSLM Class A Ordinary Shares subject to possible redemption due to the actual income on marketable securities from the Trust Account and extension payments. Changes in the redemption value of stock classified as temporary equity may be recognized immediately as they occur by adjusting the carrying amount of the stock in accordance with ASC 480-10-S99-3A.

4. Adjustments to Unaudited Pro Forma Condensed Combined Statement of Operations for the Nine Months Ended September 30, 2025 and for the Year Ended December 31, 2024

The pro forma notes and adjustments, based on preliminary estimates that could change materially as additional information is obtained, are as follows:

Pro Forma Adjustments for Financing Transactions:

(aaa)	Notes 3(bbb), 3(ccc), and 3(eee) on the balance sheet reflect the total interest incurred from October 1, 2025 through the Closing Date on the following notes held at amortized cost: (i) the related party promissory notes by Fusemachines to its Chief Executive Officer, (ii) the Fourth Amended and Restated Promissory Note, (iii) and five Fusemachines convertible notes issued in April 2024, June 2024, two issued in September 2024, and February 2025, respectively. As the related party promissory notes held at amortized cost in (i) were repaid in cash on January 1, 2024 for purposes of potentially making pro forma adjustments to the statement of operations, no adjustment to record interest expense has been made on the pro forma statement of operations because the notes are deemed to no longer exist on January 1, 2024 as it is assumed they were repaid on this date resulting in a $0 thousand adjustment within the interest expense line item. As the convertible notes held at amortized cost in (ii), (iii), and (iv) were converted into stock on January 1, 2024 for purposes of potentially making pro forma adjustments to the statement of operations, no adjustment to record interest expense has been made on the pro forma statement of operations because the notes are deemed to no longer exist on January 1, 2024 as it is assumed they converted into stock on this date resulting in a $0 thousand adjustment within the interest expense line item. This is a non-recurring item.

Pro Forma Transaction Accounting Adjustments:

(a)	To reflect the elimination of historical interest expense on the CSLM promissory note as it was repaid on the Closing Date.

(b)	To reflect the removal of the previously recognized dividend income from CSLM’s marketable securities held in Trust Account which was released upon the Closing of the Business Combination.

(c)	To reflect the removal of the previously recognized loss on change in fair value in the historical Fusemachines consolidated statement of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 of $1.0 million and $3.1 million, respectively, for the Fusemachines convertible promissory notes issued in October 2019 and September 2021. Additionally, to reflect the removal of the previously recognized loss on change in fair value in the historical Fusemachines consolidated statement of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024 of $0.5 million and $2.5 million, respectively, for the Fusemachines convertible promissory notes issued in January 2024. The October 2019 and September 2021 convertible notes were partially repaid on the Closing Date and the remainder was converted into Fusemachines Common Stock on the Closing Date. The January 2024 convertible notes were converted into Fusemachines Common Stock on the Closing Date. This is a non-recurring item.

(d)	To reflect the actual transaction costs for CSLM for certain accounting, auditing, and other professional fees incurred in connection with the Business Combination. This is a non-recurring item.

(e)	To reflect compensation costs associated with the Sponsor’s transfers and sales of shares of Fusemachines Pubco Common Stock to third-party vendors providing services to CSLM. This is a non-recurring item. Refer to Note 3(e) for the impact of these share-based payment awards on the unaudited pro forma condensed combined balance sheet.

(f)	To reflect amortization expense and interest expense for the directors’ and officers’ liability insurance policy, interest expense is due to the portion of the policy assumed to be financed, which was entered into upon Closing.

(g)	To reflect transaction costs for Fusemachines for certain accounting, auditing, and other professional fees incurred in connection with the Business Combination that are not deemed to be specific incremental costs directly attributable to this proposed offering of securities. This is a non-recurring item.

(h)	Reflects the removal of CSLM’s covenant fee income and the associated provision for credit losses for the covenant fee. The covenant fee income and associated provision for credit losses were removed because the Second Amendment to Merger Agreement removed the terms which required Fusemachines to pay CSLM monthly for the delayed delivery of its audited financial statements to CSLM. Pursuant to ASC 610-20 and Section 210.5-03 of Regulation S-X, CSLM initially recorded the income from these fees as Covenant fees within the Other income section of its historical statement of operations for the year ended December 31, 2024 as these fees were a contractual stipulation as part of the Merger Agreement rather than revenue from delivering or producing goods, rendering services, or other activities that constitute an entity’s ongoing major or central operations.

(i)	To reflect compensation costs for the Sponsor’s sale of shares of Fusemachines Pubco Common Stock to a third-party vendor providing services to Fusemachines. Refer to Note 3(p) for the impact of this share-based payment award on the unaudited pro forma condensed combined balance sheet. This is a non-recurring item.

(j)	Notes 3(k) on the balance sheet reflects the conversion of all convertible notes held at fair value into stock. As these balance sheet adjustments are assumed to have been made on January 1, 2024 for purposes of potentially making pro forma adjustments to the statement of operations, no adjustment to remeasure the notes to fair value has been made on the pro forma statement of operations because the notes are deemed to no longer exist on January 1, 2024 as it is assumed they converted into stock on this date resulting in a $0 thousand adjustment within the Loss on change in fair value of convertibles notes and warrant liability line item.

(k)	To reflect the elimination of historical interest expense on five Fusemachines convertible notes held at amortized cost issued prior to September 30, 2025 of approximately $5 thousand, $4 thousand, $3 thousand, $3 thousand, and $5 thousand, respectively, for the nine months ended September 30, 2025, and to reflect the elimination of historical interest expense on four Fusemachines convertible notes held at amortized cost issued prior to December 31, 2024, of approximately $4 thousand, $4 thousand, $1 thousand, and $1 thousand, respectively, for the year ended December 31, 2024. These convertible notes were converted into Fusemachines Common Stock on the Closing Date.

(l)	To reflect the elimination of historical interest expense on certain related party promissory notes issued by Fusemachines to its Chief Executive Officer prior to December 31, 2024. These related party promissory notes were repaid on the Closing Date.

(m)	The pro forma basic and diluted net loss per share amounts presented in the unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2025 and for the year ended December 31, 2024, respectively, are based upon the number of Fusemachines Pubco shares outstanding at the Closing of the Business Combination, assuming the Business Combination occurred on January 1, 2024.

Pro forma basic and diluted net loss per share is calculated as follows for the nine months ended September 30, 2025:

Nine Months Ended September 30, 2025
Actual Redemptions
Numerator:
Pro forma net loss	$(26,506,000)
Denominator:
Assume conversion of CSLM Class A Ordinary Shares subject to possible redemption that were not redeemed into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	901,955
Assume conversion of non-redeemable CSLM Class A Ordinary Shares into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	4,743,749
Assume conversion of non-redeemable CSLM Class B Ordinary Shares into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock in connection with the PIPE Investment	1,184,000
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to an affiliate of the Sponsor due to partial conversion of the 3rd Amended and Restated Promissory Note as a result of assuming closing of the Business Combination on January 1, 2024	408,639
Assume conversion of 18,975,000 Parent Rights into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1,897,486
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to Fusemachines stockholders as a result of assuming closing of the Business Combination on January 1, 2024	13,917,879
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to holders of Fusemachines convertible notes as a result of assuming closing of the Business Combination on January 1, 2024	5,296,322
Pro forma weighted-average shares outstanding - basic and diluted	28,350,031
Pro forma net loss per share - basic and diluted	$(0.93)

The following securities were excluded from the computation of pro forma diluted net loss per share for the nine months ended September 30, 2025 because including them would have had an anti-dilutive effect:

None Months Ended September 30, 2025
Actual Redemptions
Fusemachines Pubco Private Placement Warrants(1)	4,093,461
CSLM Public Warrants(2)	9,487,500
Fusemachines Pubco Common Stock stock options(3)	693,420
Shortfall Warrants(4)	2,108,070
Total anti-dilutive Fusemachines Pubco Common Stock	16,382,451

(1)	Represents 3,971,250 warrants held by CSLM Sponsor, along with 122,211 warrants held by former debt holders of Fusemachines.

(2)	Represents warrants held by CSLM Public Stockholders.

(3)	Represents options to purchase Fusemachines Pubco Common Stock underlying the conversion rights under the Fusemachines Equity Incentive Plan.

(4)	Represents 2,108,070 warrants held by the Meteora Parties issued in connection with the Forward Purchase Agreement.

Pro forma basic and diluted net loss per share is calculated as follows for the year ended December 31, 2024:

Year Ended December 31, 2024
Actual Redemptions
Numerator:
Pro forma net loss	$(14,801,000)
Denominator:
Assume conversion of CSLM Class A Ordinary Shares subject to possible redemption that were not redeemed into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	901,955
Assume conversion of non-redeemable CSLM Class A Ordinary Shares into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	4,743,749
Assume conversion of non-redeemable CSLM Class B Ordinary Shares into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock in connection with the PIPE Investment	1,184,000
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to an affiliate of the Sponsor due to partial conversion of the 3rd Amended and Restated Promissory Note as a result of assuming closing of the Business Combination on January 1, 2024	408,639
Assume conversion of 18,975,000 Parent Rights into Fusemachines Pubco Common Stock effective January 1, 2024 as a result of assuming closing of the Business Combination on January 1, 2024	1,897,486
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to Fusemachines stockholders as a result of assuming closing of the Business Combination on January 1, 2024	13,917,879
Assume January 1, 2024 issuance of Fusemachines Pubco Common Stock to holders of Fusemachines convertible notes as a result of assuming closing of the Business Combination on January 1, 2024	5,296,322
Pro forma weighted-average shares outstanding - basic and diluted	28,350,031
Pro forma net loss per share - basic and diluted	$(0.52)

The following securities were excluded from the computation of pro forma diluted net loss per share for the year ended December 31, 2024 because including them would have had an anti-dilutive effect:

Year Ended December 31, 2024
Actual Redemptions
Fusemachines Pubco Private Placement Warrants(1)	4,093,461
CSLM Public Warrants(2)	9,487,500
Fusemachines Pubco Common Stock stock options(3)	693,420
Shortfall Warrants(4)	2,108,070
Total anti-dilutive Fusemachines Pubco Common Stock	16,382,451

(1)	Represents 3,971,250 warrants held by CSLM, along with 122,211 warrants held by former debt holders of Fusemachines.
(2)	Represents warrants held by CSLM Public Stockholders.
(3)	Represents options to purchase Fusemachines Pubco Common Stock underlying the conversion rights under the Fusemachines Equity Incentive Plan.
(4)	Represents 2,108,070 warrants held by the Meteora Parties issued in connection with the Forward Purchase Agreement.

5. Conforming Accounting Policies and Reclassification Adjustments

During the preparation of this unaudited pro forma condensed combined financial information, Fusemachines performed a preliminary analysis of CSLM’s financial information to identify differences in financial statement presentation as compared to the presentation of Fusemachines. Certain reclassification adjustments have been made to conform CSLM’s historical financial statement presentation to Fusemachines’ historical financial statement presentation. Following the completion of the Business Combination, or as more information becomes available, Fusemachines will finalize the review of financial statement presentation, which could differ from the presentation set forth in the unaudited pro forma condense combined financial information presented herein.

The following items represent certain reclassification adjustments to conform CSLM’s historical balance sheet presentation as of September 30, 2025 to Fusemachines’ historical balance sheet presentation as of September 30, 2025 and to conform CSLM’s historical statement of operations presentation for the nine months ended September 30, 2025 and for the year ended December 31, 2024 to Fusemachines’ historical statement of operations presentation for the nine months ended September 30, 2025 and for the year ended December 31, 2024, which have no impact on net loss for the nine months ended September 30, 2025 and for the year ended December 31, 2024 and are summarized below:

		September 30, 2025
Fusemachines Inc. Historical Balance Sheet Line Items	CSLM Historical Consolidated Balance Sheet Line Items	CSLM Acquisition Corp. (Historical)	Reclassification	Notes	CSLM Acquisition Corp. Reclassified
Assets	Assets
Current assets:	Current assets:
Cash and cash equivalents	Cash	$9	$-		$9
Accounts receivable, current, net		-	-		-
Unbilled revenue		-	-		-
Deferred transaction costs		-	-		-
Prepaid expenses and other current assets	Prepaid expenses	21	-		21
	Due from related party	33	-		33
	Marketable securities held in trust account	12,289	-		12,289
Total current assets		12,352	-		12,352
Property and equipment, net		-	-		-
Intangible assets, net		-	-		-
Deferred tax asset		-	-		-
Operating lease right-of-use assets		-	-		-
Other assets		-	-		-
Total assets	Total assets	$12,352	$-		$12,352
Liabilities and stockholders’ deficit	Liabilities, Class A ordinary shares subject to possible redemption and shareholders’ deficit
Current liabilities:	Current liabilities:
Accounts payable	Accounts payable	$351	$-		$351
Accrued expenses and other current liabilities	Accrued expenses	1,941	242	5(d)	2,183
Convertible notes payable, at fair value, current		-	-		-
Related party convertible notes payable, at fair value, current		-	-		-
Related party convertible notes payable, current		-	3,665	5(e)	3,665
Convertible notes payable, current		-	-		-
Related party loan payable, current		-	-		-
	Promissory note - related party	3,665	(3,665)	5(e)	-
	Accrued Interest - related party	242	(242)	5(d)	-
	Deferred underwriting commissions	6,641	-		6,641
	Forward purchase agreement prepayment payable	11,005	-		11,005
	Forward purchase agreement liability	18,842	-		18,842
	Share redemptions payable	1,223	-		1,223
Operating lease liability, current		-	-		-
Total current liabilities		43,910	-		43,910
Convertible notes payable		-	-		-
Cumulative mandatorily redeemable common and preferred stock liability		-	-		-
Warrant liability		-	-		-
Operating lease liability		-	-		-
Total liabilities	Total liabilities	43,910	-		43,910
	CSLM Class A Ordinary Shares, ($0.0001 par value; 500,000,000 shares authorized, 901,955 shares issued and outstanding subject to possible redemption as of September 30, 2025)	11,067	-		11,067
Stockholders’ deficit:	Shareholders’ deficit
Convertible preferred stock ($0.00001 par value, 9,076,734 shares authorized; 9,043,234 issued and outstanding as of September 30, 2025)		-	-		-
Common stock ($0.00001 par value, 24,200,000 shares authorized; 12,062,805 shares issued and outstanding as of September 30, 2025)		-	-		-
	CSLM Preferred shares, ($0.0001 par value; 5,000,000 shares authorized; none issued and outstanding as of September 30, 2025)	-	-		-
	CSLM Class A Ordinary Shares, ($0.0001 par value, 500,000,000 shares authorized; 4,743,749 issued and outstanding as of September 30, 2025)	-	-		-
	CSLM Class B Ordinary Shares, ($0.0001 par value; 50,000,000 shares authorized; 1 share issued and outstanding as of September 30, 2025)	-	-		-
	Share subscription receivable	(11,005)			(11,005)
Treasury stock, at cost (667,000 as of September 30, 2025)		-	-		-
Additional paid in capital	Additional paid in capital	1,262	-		1,262
Accumulated deficit	Accumulated deficit	(32,882)	-		(32,882)
Accumulated other comprehensive income		-	-		-
Total stockholders’ deficit	Total shareholders’ deficit	(42,625)	-		(42,625)
Total liabilities and stockholders’ deficit	Total liabilities, Class A ordinary shares subject to possible redemption, and stockholders’ deficit	$12,352	$-		$12,352

		Nine Months Ended September 30, 2025
Fusemachines Inc. Historical Statement of Operations Line Items	CSLM Acquisition Corp. Historical Statement of Income Line Items	CSLM Acquisition Corp. (Historical)	Reclassification	Notes	CSLM Acquisition Corp. Reclassified
Revenue		$-	$-		$-
Cost of revenue		-	-		-
Gross profit	Gross profit	-	-		-
Operating expenses:	Expenses:
Selling and marketing		-	-		-
Research and development		-	-		-
General and administrative		-	519	5(b)	1,802
		-	1,283	5(c)	-
	Insurance expense	135	(135)	5(b)	-
	Legal and accounting expenses	1,377	(234)	5(b)	-
		-	(1,143)	5(c)	-
	Administrative expenses - related party	90	(90)	5(b)	-
	Dues and subscriptions	200	(60)	5(b)	-
		-	(140)	5(c)	-
	Interest, general and administrative expenses	113	(113)	5(a)	-
Operating expenses	Operating expenses	1,915	(113)		1,802
Operating (loss) income	Net operating loss	(1,915)	113		(1,802)
Other (expense) income, net:	Other income (expense):
	Loss on extinguishment of debt	(1,823)	-		(1,823)
	Dividends on marketable securities held in trust account	474	-		474
	Financing expense	(17,573)	-		(17,573)
	Change in fair value of forward purchase agreement liability	(1,269)	-		(1,269)
Interest expense		-	(113)	5(a)	(113)
Loss on extinguishment of debt		-	-		-
Loss on extinguishment of payable		-	-		-
Loss on change in fair value of convertible notes and warranty liability		-	-		-
Other expense		-	-		-
Total other expense, net	Total other expense	(20,191)	(113)		(20,304)
Loss before income taxes and equity in earnings of investee	Net loss	(22,106)	-		(22,106)
Provision for income tax		-	-		-
Equity in earnings of investee, net of income tax provision of $0		-	-		-
Net loss	Net loss	$(22,106)	$-		$(22,106)

		Year Ended December 31, 2024
Fusemachines Inc. Historical Statement of Operations Line Items	CSLM Acquisition Corp. Historical Statement of Income Line Items	CSLM Acquisition Corp. (Historical)	Reclassification	Notes	CSLM Acquisition Corp. Reclassified
Revenue		$-	$-		$-
Cost of revenue		-	-		-
Gross profit	Gross profit	-	-		-
Operating expenses:	Expenses:
Selling and marketing		-	-		-
Research and development		-	-		-
General and administrative		-	814	5(b)	1,760
		-	946	5(c)	-
	Insurance expense	214	(214)	5(b)	-
	Legal and accounting expenses	1,255	(351)	5(b)	-
		-	(904)	5(c)	-
	Administrative expenses - related party	120	(120)	5(b)	-
	Dues and subscriptions	171	(129)	5(b)	-
		-	(42)	5(c)	-
	Interest expense - related party	101	(101)	5(a)	-
Operating expenses	Operating expenses	1,861	(101)		1,760
Operating (loss) income	Net operating loss	(1,861)	101		(1,760)
Other income (expense), net:	Other income (expense):
	Dividends on marketable securities held in trust account	2,033	-		2,033
	Covenant fees	505	-		505
	Provision for credit losses	(505)	-		(505)
Interest expense		-	(101)	5(a)	(101)
Loss on extinguishment of debt		-	-		-
Loss on extinguishment of payable		-	-		-
Loss on change in fair value of convertible notes and warranty liability		-	-		-
Other expense		-	-		-
Total other income (expense), net	Total other income (expense)	2,033	(101)		1,932
Income before income taxes and equity in earnings of investee	Net income	172	-		172
Provision for income tax		-	-		-
Equity in earnings of investee, net of income tax provision of $0		-	-		-
Net income	Net income	$172	$-		$172

(a)	To reclassify the CSLM historical interest expense out of the Interest Expense line item within operating expenses and into the Interest Expense line item within other income (expense), net.

(b)	To reclassify the CSLM historical general and administrative expenses within Insurance Expense, Legal and Accounting Expenses, Administrative Expenses – Related Party, and Dues and Subscriptions into the General and Administrative line item.

(c)	To reclassify the CSLM historical transaction related costs within Legal and Accounting Expenses, Dues and Subscriptions, and Formation, General and Administrative Expenses into the General and Administrative line item.

(d)	To reclassify CSLM historical Accrued Interest – Related Party balance into the Accrued Expenses and Other Current Liabilities line item.

(e)	To reclassify CSLM historical Promissory Note – Related Party balance into the Related Party Convertible Notes Payable, Current line item.